Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 No. 333-274242 of Drilling Tools International Corporation of our report dated March 28, 2024, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ WEAVER AND TIDWELL, L.L.P.

Oklahoma City, Oklahoma

March 28, 2024